SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 January 5, 2005

                            ASTEA INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  0-26330                23-2119058
     (State of Incorporation) (Commission File Number)     (IRS Employer
                                                        Identification No.)

                               240 Gibraltar Road
                                Horsham, PA 19044
          (Address of principal executive offices, including zip code)

                                 (215) 682-2500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Principal Officers

Effective January 5, 2005, Rick Etskovitz has been appointed as interim Chief Financial Officer and Treasurer, replacing George Rapp, who has resigned those positions. A copy of the press release relating to this transition is furnished as Exhibit 99.1 to this report.

Mr. Etskovitz, 50, a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor & Etskovitz P.C., has previously served as Chief Financial Officer and Treasurer of the Registrant, for the period from June 2000 until May 2004. He has over 20 years of accounting and managerial experience, and a Bachelor of Science degree from Pennsylvania State University and a Masters of Business Administration degree from the Wharton School of the University of Pennsylvania. Mr. Etskovitz will be compensated at an hourly rate, and will serve until the search for a new permanent Chief Financial Officer and Treasurer has been completed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibit is filed herewith:



  EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
  -----------   ----------------------------------------------------------------

        99.1 Press Release disseminated on January 7, 2005 by the Registrant announcing the hiring of Rick Etskovitz as interim Chief Financial Officer and Treasurer, replacing the departing George Rapp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ASTEA INTERNATIONAL INC.

                             By:     /s/ Zack Bergreen
                                     ------------------------------------------

                                     Zack Bergreen
                                     Chief Executive Officer

Dated:      January 7, 2005



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